Exhibit 99.1

Duluth Holdings Inc. Announces Second Quarter 2025 Financial Results

Net Income of $1.3 million and Adjusted EBITDA of $12.0 million

Gross margin expansion from promotional reset and SG&A leverage from cost control

Net liquidity of $73.3 million with inventory down 12% vs. last year

MOUNT HOREB, WI – September 4, 2025 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal second quarter ended August 3, 2025.

Summary of the Second Quarter ended August 3, 2025

•	Net income of $1.3 million compared to net loss of $2.0 million in the prior year second quarter.

•	Reported EPS of $0.04; and adjusted EPS[1] of $0.03 adjusted for restructuring charges of $0.7 million, net of tax, and tax valuation allowance of ($0.9) million.

•	Adjusted EBITDA[2] increased $1.5 million from the prior year to $12.0 million, at 9.1% of net sales.

•	Cash and cash equivalents of $5.7 million with net liquidity of $73.3 million.

•	Inventory down $20.7 million or 12.2% vs. last year.

[1]	See Reconciliation of net income (loss) to adjusted net income (loss) and adjusted net income (loss) to adjusted EPS in the accompanying financial tables.
[2]	See Reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO Stephanie Pugliese stated, “We are encouraged by our second-quarter results, reflecting positive momentum in our turnaround efforts. Our team made notable improvements in the business including promotional reset, expense management, and inventory discipline. These efforts led to enhanced gross margin, reduced SG&A, and lower inventory levels.”

Pugliese added, “While pleased with our Q2 results, we acknowledge the significant work ahead. I am dedicated to leveraging our foundational work in product sourcing, optimizing our fulfillment center network, and rationalizing our store portfolio. As we approach our peak selling season, our focus remains on simplifying the business, reducing expenses, mitigating tariff impacts, and delivering on our promise to consumers with excellence.

Looking beyond this year, I am committed to refocusing our marketing and product assortment to celebrate the self-reliant spirit of our consumers. I am confident that business simplification and a focus on Duluth Trading’s core strengths will create shareholder value and ultimately restore the company to profitable growth,” concluded Pugliese.

Operating Results for the second Quarter ended August 3, 2025

Net sales decreased $9.9 million, or 7.0%, to $131.7 million in the three months ended August 3, 2025 compared to $141.6 million in the three months ended July 28, 2024. Direct-to-consumer net sales decreased by 13.7% to $79.1 million due to lower traffic, partially offset by higher average order values. Retail store net sales increased by 5.3% to $52.6 million primarily driven by higher average order values.

Gross margin increased to 54.7% of net sales in the three months ended August 3, 2025, compared to 52.3% of net sales in the three months ended July 28, 2024. The increase in gross margin rate was primarily driven by an increase in average unit retail sales from reduced promotional activity coupled with an improvement in product costs from our direct to factory sourcing initiative.

Selling, general and administrative expenses decreased $5.2 million, or 7.1%, to $68.8 million in the three months ended August 3, 2025 compared to $74.0 million in the three months ended July 28, 2024. Selling, general and administrative expenses as a percentage of net sales decreased to 52.2% in the three months ended August 3, 2025, compared to 52.3% in the three months ended July 28, 2024. The decrease in selling, general and administrative expense as a percentage of net sales was mainly driven by leverage on outbound shipping costs due to higher average order values coupled with a reduction in personnel and depreciation expenses.

Balance Sheet and Liquidity

The Company ended the quarter with $5.7 million of cash and cash equivalents, $56.9 million of net working capital, $32.5 million of outstanding debt on the $100.0 million revolving line of credit, and $73.3 million of net liquidity.

Fiscal 2025 Outlook

The Company is maintaining our previously issued fiscal 2025 financial guidance.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, September 4, 2025 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)

•	Conference call replay available through September 10, 2025: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 1218574

•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10201637/ffa08ed499 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee”—if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net income and adjusted earnings per share (“EPS”). See attached table “Reconciliation of Net Income (loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income(loss) to EBITDA and EBITDA to Adjusted EBITDA for the six months ended August 3, 2025, versus the three and six months ended July 28, 2024 and attached table “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) to Adjusted EPS,” for a reconciliation of net income (loss) to adjusted net income (loss) and adjusted net income (loss) to adjusted EPS for the three and six months ended August 3, 2025 versus the three and six months ended July 28, 2024.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Adjusted Net Income (Loss) and Adjusted EPS is a metric used by management and frequently used by the financial community, which provides insight into the effectiveness of our business strategies and to compare our performance against that of peer companies. Adjusted Net Income (Loss) and Adjusted EPS excludes restructuring expenses, impairment expenses and an addition to our valuation allowance on our deferred tax asset that are not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2025 Outlook” are forward-looking statements. You can identify forward looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store and website traffic; the susceptibility of the price and availability of our merchandise to international trade conditions including tariffs; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; disruptions to our distribution network, supply chains and operations; failure to effectively manage inventory levels; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; disruptions to our e-commerce platform; our ability to meet customer delivery time expectations; our ability to properly allocate inventory throughout our distribution network to fulfill customer demand; our failure to meet our debt covenant ratios; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; our inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of our maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; competing effectively in an environment of intense competition or elevated promotions; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; the potential for further increases in price and lack of availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; our ability to secure the personal and/or financial information of our customers and employees; failure to comply with data privacy regulation; our ability to comply with the security standards for the credit card industry; our failure to maintain adequate internal controls over our financial and management systems; acquisition, disposition, and development risks; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

The Company revised its prior period financial statements for an accounting correction related to sales tax collections to the Company’s Condensed Consolidated Balance Sheets that are primarily related to accrued expenses and other current liabilities, deferred taxes and retained earnings, as well as corresponding impacts to the Company’s other Consolidated Financial Statements. The impacts of these revisions were not material to the Company’s previously filed financial statements. These revisions relate to immaterial corrections that were identified by management and when accumulated, required a correction to the Company’s previously filed financial statements.

Investor Contacts:

Heena Agrawal

Senior Vice President and Chief Financial Officer

Chris Steffes

Senior Director of FP&A

Email: IR@duluthtrading.com

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	August 3, 2025	February 2, 2025	July 28, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$5,738	$3,335	$9,787
Receivables	8,894	3,970	8,318
Income tax receivable	114	—	313
Inventory, net	148,051	166,545	168,718
Prepaid expenses & other current assets	23,135	17,781	19,722

Total current assets	185,932	191,631	206,858
Property and equipment, net	103,224	111,560	121,148
Operating lease right-of-use assets	97,361	102,663	107,799
Finance lease right-of-use assets, net	31,267	32,957	34,646
Available-for-sale security	4,834	4,491	4,877
Other assets, net	11,182	9,140	8,961
Deferred tax assets	—	—	4,320

Total assets	$433,800	$452,442	$488,609

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$43,598	$73,882	$77,270
Accrued expenses and other current liabilities	33,257	35,684	31,074
Income taxes payable	—	65	—
Current portion of operating lease liabilities	16,147	15,534	16,027
Current portion of finance lease liabilities	2,616	2,541	2,450
Line of credit	32,457	—	—
Current maturities of TRI long-term debt[1]	975	931	888

Total current liabilities	129,050	128,637	127,709
Operating lease liabilities, less current maturities	83,638	89,222	92,275
Finance lease liabilities, less current maturities	29,295	30,621	31,911
Duluth long-term debt, less current maturities	—	—	—
TRI long-term debt, less current maturities[1]	23,821	24,283	24,723
Deferred tax liabilities	938	—	—

Total liabilities	266,742	272,763	276,618
Shareholders’ equity:
Treasury stock	(2,922)	(2,332)	(2,243)
Capital stock	109,499	108,009	106,169
Retained earnings	63,689	77,721	111,538
Accumulated other comprehensive loss, net	(272)	(722)	(436)

Total shareholders’ equity of Duluth Holdings Inc.	169,994	182,676	215,028
Noncontrolling interest	(2,936)	(2,997)	(3,037)

Total shareholders’ equity	167,058	179,679	211,991

Total liabilities and shareholders’ equity	$433,800	$452,442	$488,609

[1]

Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Six Months Ended
	August 3, 2025	July 28, 2024	August 3, 2025	July 28, 2024
Net sales	$131,716	$141,619	$234,420	$258,303
Cost of goods sold (excluding depreciation and amortization)	59,697	67,623	109,046	122,683

Gross profit	72,019	73,996	125,374	135,620
Selling, general and administrative expenses	68,767	73,997	134,474	144,592
Restructuring expense	850	1,596	850	1,596

Operating income (loss)	2,402	(1,597)	(9,950)	(10,568)
Interest expense	1,469	988	2,950	1,981
Other (loss) income, net	(82)	145	(243)	161

Income (loss) before income taxes	851	(2,440)	(13,143)	(12,388)
Income tax (benefit) expense	(442)	(470)	828	(2,553)

Net income (loss)	1,293	(1,970)	(13,971)	(9,835)
Less: Net income attributable to noncontrolling interest	32	11	61	19

Net income (loss) attributable to controlling interest	$1,261	$(1,981)	$(14,032)	$(9,854)

Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	34,448	33,367	34,081	33,247

Net income (loss) per share attributable to controlling interest	$0.04	$(0.06)	$(0.41)	$(0.30)

Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	34,656	33,367	34,081	33,247

Net income (loss) per share attributable to controlling interest	$0.04	$(0.06)	$(0.41)	$(0.30)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six Months Ended
	August 3, 2025	July 28, 2024
Cash flows from operating activities:
Net loss	$(13,971)	$(9,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,294	16,297
Stock based compensation	1,348	2,383
Deferred income taxes	938	(4,077)
Loss on disposal of property and equipment	905	77
Changes in operating assets and liabilities:
Receivables	(4,924)	(2,363)
Income taxes receivable	(114)	304
Inventory	18,494	(42,961)
Prepaid expense & other current assets	(3,167)	130
Software hosting implementation costs, net	(4,103)	(3,406)
Trade accounts payable	(30,731)	26,623
Income taxes payable	(65)	—
Accrued expenses and deferred rent obligations	(2,495)	(1,570)
Other assets	(177)	(2)
Noncash lease impacts	332	1,348

Net cash used in operating activities	(24,436)	(17,052)

Cash flows from investing activities:
Purchases of property and equipment	(3,572)	(3,183)
Principal receipts from available-for-sale security	107	97

Net cash used in investing activities	(3,465)	(3,086)

Cash flows from financing activities:
Proceeds from line of credit	76,247	40,500
Payments on line of credit	(43,790)	(40,500)
Payments on TRI long term debt	(454)	(412)
Payments on finance lease obligations	(1,251)	(1,521)
Payments of tax withholding on vested restricted shares	(590)	(505)
Other	142	206

Net cash provided by (used in) financing activities	30,304	(2,232)

Increase (decrease) in cash and cash equivalents	2,403	(22,370)
Cash and cash equivalents at beginning of period	3,335	32,157

Cash and cash equivalents at end of period	$5,738	$9,787

Supplemental disclosure of cash flow information:
Interest paid	$2,950	$1,981
Income taxes paid	$—	$125
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$1,801	$1,459

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

For the Three and Six Months Ended August 3, 2025 and July 28, 2024

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	August 3, 2025	July 28, 2024	August 3, 2025	July 28, 2024
Net income (loss)	$1,293	$(1,970)	$(13,971)	$(9,835)
Depreciation and amortization	6,545	8,046	13,294	16,297
Amortization of internal-use software hosting subscription implementation costs	1,111	1,292	2,240	2,462
Interest expense	1,469	988	2,950	1,981
Income tax (benefit) expense	(442)	(470)	828	(2,553)

EBITDA	$9,976	$7,886	$5,341	$8,352
Long-term incentive expense	1,173	1,011	1,466	2,383
Impairment expense	—	—	549	—
Restructuring expense	850	1,596	850	1,596

Adjusted EBITDA	$11,999	$10,493	$8,206	$12,331

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) to Adjusted EPS

For the Three and Six Months Ended August 3, 2025 and July 28, 2024

(Unaudited)

	Three Months Ended				Six Months Ended
	August 3, 2025		July 28, 2024		August 3, 2025		July 28, 2024
(in thousands, except per share amounts)	Amount	Per share	Amount	Per share	Amount	Per share	Amount	Per share
Net income (loss) attributable to controlling interest	$1,261	$0.04	$(1,981)	$(0.06)	$(14,032)	$(0.41)	$(9,854)	$(0.30)
Plus: Restructuring expenses	850	0.03	1,596	0.05	850	0.02	1,596	0.05
Plus: Impairment expenses	—	—	—	—	549	0.02	—	—
Income tax effect of adjustments[1]	(196)	(0.01)	(367)	(0.01)	(322)	(0.01)	(367)	(0.01)

Adjusted net income (loss) before tax valuation allowance	1,915	0.06	(752)	(0.02)	(12,955)	(0.38)	(8,625)	(0.26)
Plus: Tax valuation allowance	(854)	(0.03)	—	—	3,260	0.10	—	—

Adjusted net income (loss) attributable to controlling interest	$1,061	$0.03	$(752)	$(0.02)	$(9,695)	$(0.28)	$(8,625)	$(0.26)

[1]	Restructuring and impairment expenses are net of tax using the Company’s estimated 23% tax rate